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                                                                   EXHIBIT 10.13

                   INDEMNIFICATION AND HOLD HARMLESS AGREEMENT

         This Indemnification and Hold Harmless Agreement is entered into on the 27 day of February, 1996, by and between Neural Applications Corporation, a Delaware corporation with offices located at 2600 Crosspark Road, Coralville, Iowa (hereinafter "Neural") and Robert B. Staib of Coralville, Iowa (hereinafter "Guarantor").

                                    RECITALS

         1. On or about February 27, 1996, Neural will be granted a $2,000,000 Line of Credit from The Northern Trust of Chicago, Illinois, through an agreement arranged by Iowa State Bank & Trust Company of Iowa City, Iowa ("Line of Credit").

         2. The Line of Credit to be granted to Neural will be unsecured by Neural but will be given in consideration of Guarantor's personal guarantee ("Guarantee") and Guarantor's pledge of personal assets to secure the Line of Credit.

         3. Neural, in consideration of and as an inducement to Guarantor to guarantee and secure Neural's obligations under the Line of Credit to The Northern Trust, has agreed to:

                  A     Give to Guarantor an Indemnification and Hold Harmless
for any principal, interest, damages, costs, attorney fees, or other expenses that Guarantor may pay or incur as a result of Neural's failure to pay any obligation under the Line of Credit to The Northern Trust.

                  B. Pledge business assets to Guarantor, subject to certain previously existing security agreements, as security for Neural's obligation to indemnify and hold Guarantor harmless.

                  C. Grant to Guarantor a Warrant for 400,000 shares of common stock in Neural.

         4. Neural and Guarantor wish to specify the terms and conditions of Neural's agreement to indemnify and hold Guarantor harmless.

                              TERMS AND CONDITIONS

         In consideration of the foregoing recitals, of the following terms and conditions, and other good and valuable consideration it is agreed as follows:

         1. Guarantor shall personally guarantee and pledge collateral to secure Neural's obligations under the Line of Credit from The Northern Trust.

         2. Neural agrees to indemnify and hold Guarantor harmless from any and all amounts that Guarantor may pay to The Northern Trust under the terms and conditions of Guarantor's Guarantee of Neural's $2,000,000 Line of Credit. Neural's obligation to indemnify and hold Guarantor harmless includes, but is not limited to, all principal, interest, costs, expenses, attorney fees, court costs, damages or any other amounts paid by Guarantor or realized from any collateral pledged by Guarantor to secure the Guarantee. Guarantor shall have no obligation whatsoever to defend or to resist any request, demand or claim of The Northern Trust to make payment arising from Neural's default or failure to pay and Guarantor may rely upon the representations of The Northern Trust as to any and all amounts claimed to be due under the guarantee as a result of Neural's default of and/or failure to pay its obligations under the Line of Credit.



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         3.   Neural shall at all times comply with all of the terms and conditions of the Line of Credit and shall pay all principal, interest and other obligations to The Northern Trust when due and before default.

         4. Neural shall pay all obligations due under The Northern Trust Line of Credit upon the earlier to occur of April 1, 1997 or the completion by Neural of its next public financing of equity.

         5. This Indemnification and Hold Harmless is secured by Neural's assets as set forth in the Security Agreement of even date herewith. Iowa State Bank & Trust Company, the Iowa Department of Economic Development and Kirkwood Community College have claimed senior security interest in the assets of the company. In the event of default and foreclosure, the secured debt owed to such prior secured parties by Neural shall be paid from the collateral or otherwise before payment is made to Guarantor under this Indemnification and Hold Harmless Agreement or the Security Agreement.

         6. Neural represents and Guarantor acknowledges that Neural currently has the following outstanding debts:

                  A. Iowa State Bank & Trust Company as evidenced by notes dated October 26, 1995 and December 29, 1995 in the aggregate principal amount of $3,500,000. Upon the obtaining of the Line of Credit, $500,000 of this debt is to be repaid.

                  B. Iowa Department of Economic Development and the City of Coralville, Iowa, as evidenced by promissory notes dated May 20, 1993 in the aggregate principal amount of $250,000.

                  C. Kirkwood Community College under the Industrial New Job Training Agreement dated June 30, 1994 in the aggregate principal amount not to exceed $200,000.

Guarantor acknowledges that he will receive payments from Neural under this Indemnification and Hold Harmless Agreement only to the extent that Neural is current on the described obligations to Iowa State Bank & Trust Company, Iowa Department of Economic Development and the City of Coralville, and Kirkwood Community College. Provided, however, that this priority of payment shall not otherwise limit or impair Neural's obligations to Guarantor hereunder or Guarantor's security interests in Neural's business assets.

         7. Guarantor and John Pappajohn have previously guaranteed certain of the outstanding debts and obligations of Neural. The relative priority of the Guarantor and such other guarantor in receiving payments from Neural and the priority of their security interests in Neural's assets shall be established by an Intercreditor Agreement between Guarantor and such other guarantor.

         8. No act or omission or commission of the Guarantor, including specifically any failure to exercise any right, remedy or recourse, shall be deemed a waiver or release of the same, such waiver or release to be effective only as set forth in a written document executed by the Guarantor and only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing as a bar to or a waiver or release of any subsequent right, remedy or recourse as to any subsequent event.

         9. Any and all amounts due to Guarantor from Neural under this Indemnification and Hold Harmless Agreement shall become immediately due and payable upon Guarantor's written demand to Neural specifying the amounts paid or incurred under Guarantor's guarantee of Neural's indebtedness to The Northern Trust. If any amount due under this Indemnification and Hold Harmless Agreement is not paid when due, or is collected or attempted to be collected by the initiation or prosecution of any suit


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before any Bankruptcy Court or any other judicial proceeding, or is placed in the hands of an attorney for collection, then the Guarantor shall be entitled to collect, in addition to all other amounts owing him hereunder, all court costs and reasonable attorney fees incurred by the Guarantor. Neural further agrees to pay Guarantor interest at the rate of 18% per annum on all amounts, damages, expenses or costs paid or incurred by Guarantor as a result of Neural's default of and/or failure to pay its obligations under the Line of Credit.

         10. Neural hereby waives demand, presentment for payment, notice of non-payment, protest and all other notice, filing of suit and diligence in collecting under this Indemnification and Hold Harmless Agreement other than the written demand for payment specified in paragraph 9. Neural consents to any extension, rearrangement, renewal or postponement of the time for payment under this Indemnification and Hold Harmless and to any other indulgence with respect thereto without notice, consent or consideration to any of them.

         11. This Indemnification and Hold Harmless Agreement shall be binding upon the successors and assigns of the parties.

         12. This Indemnification and Hold Harmless Agreement shall be governed by and construed in all respects according to the laws of the state of Iowa.

         IN WITNESS WHEREOF each party, intending to be legally bound hereby, does duly execute this Indemnification and Hold Harmless.

NEURAL APPLICATIONS CORPORATION

By /s/  Robert A. Squires
  --------------------------------

Its    President



GUARANTOR


/s/  Robert B. Staib
----------------------------------
Robert B. Staib


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